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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated December 5, 1995, on our audits of the Consolidated Financial Statements and Financial Statement Schedule of Consilium, Inc. and subsidiaries.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
October 28, 1998